UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2008
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 15, 2008, the shareholders of PolyOne Corporation, upon recommendation of PolyOne’s Board of Directors (the “Board”), approved the PolyOne Corporation 2008 Equity and Performance Incentive Plan (the “2008 Equity Plan”). The Board adopted the 2008 Equity Plan on March 6, 2008, subject to shareholder approval.
     The 2008 Equity Plan authorizes the Board (or, pursuant to delegation of authority by the Board, the Compensation and Governance Committee of the Board) to provide equity-based compensation in the form of a variety of awards including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units for the purpose of attracting and retaining directors, officers and other employees of the Company and its subsidiaries and providing such persons incentives and rewards for superior performance. Total awards under the 2008 Equity Plan are limited to 5,000,000 Common Shares, subject to adjustment as provided in the 2008 Equity Plan.
     The description of the 2008 Equity Plan is qualified in its entirety by reference to the full text of the 2008 Equity Plan, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.1	PolyOne Corporation 2008 Equity and Performance Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s proxy statement on Schedule 14A (SEC File No. 1-16091), filed on March 25, 2008).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 16, 2008

POLYONE CORPORATION

By: Name:	/s/ Lisa K. Kunkle Lisa K. Kunkle
Title:	Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	PolyOne Corporation 2008 Equity and Performance Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s proxy statement on Schedule 14A (SEC File No. 1-16091), filed on March 25, 2008).